UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

2850 Quarry Lake Drive, Suite 280 Baltimore, Maryland	21209
(Address of principal	(Zip Code)
executive offices)

(240) 399-4900

Registrant's telephone number, including area code:

8000 Virginia Manor Road, Suite 140

Beltsville, MD 20705

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2026, NextCure, Inc. (the "Company") and ARE-8000/9000/10000 Virginia Manor, LLC entered into a Ninth Amendment to the parties’ lease agreement dated January 30, 2019 (the "Amendment") with respect to the Company's remaining approximately 29,864 rentable square feet of leased laboratory and office space located at 8000 Virginia Manor Road, Beltsville, Maryland. Pursuant to the Amendment, the Company vacated and surrendered the premises effective August 31, 2026, and the parties agreed to accelerate the expiration of the lease and terminate the Company's future rent obligations effective September 1, 2026, subject to the terms of the Amendment.

In connection with the Amendment, the Company paid a one-time termination fee of approximately $0.8 million and forfeited its security deposit of approximately $39,000.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Ninth Amendment to Lease Agreement, dated as of August 28, 2026, by and between the Company and ARE-8000/9000/10000 Virginia Manor, LLC
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: September 3, 2026	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer